                                                              Exhibit 99.6

                  SECURITY CAPITAL ATLANTIC INCORPORATED

 Individual Subscription From for Non-Shareholders Subscribing for Shares

         Please read the prospectus before completing this form.

Subscriptions must be received prior to 5:00 p.m., Eastern Daylight Time,

                 on             , 1997 (unless extended).

 This form should be mailed or delivered to the Subscription Agent as follows:

 By Regular Mail:              By Hand or Overnight        By Hand in New York
The First National Bank           Courier:                     City:
       of Boston             The First National Bank      Bancboston Trust Co.
  Shareholder Services              of Boston               Attn: Mr. Gerald
        Division               Shareholder Services             Palmieri
 Attn: Mr. Mike Monahan              Division              55 Broadway, Third
      M/S 45-02-53            Attn: Mr. Mike Monahan              Floor
     P.P. Box 1889                 M/S 45-02-53            New York, New York,
 Boston, Massachusetts          150 Royall Street                 10006
         02105                Canton, Massachusetts
                                      02021

 A copy of this completed form must also be transmitted by Regular Mail, Hand,
                    Overnight Courier or Facsimile to:
      Security Capital Markets Group Incorporated, Attention: Drew Carlin
                    125 Lincoln Avenue, Santa Fe, NM 87501
 (Facsimile Transmission to: (505) 982-7794. Telephone Confirmation to: (505)
                                  986-6506.)

   Delivery of the subscription form other than as set forth above will not constitute a valid delivery.

  The undersigned, on behalf of each person, organization or institution listed on the attached Subscription From Addendum, irrevocably subscribes for the following shares of Common Stock (the "Shares") of Security Capital Atlantic Incorporated ("ATLANTIC") upon the terms and subject to the
conditions specified in the Prospectus dated             , 1997, receipt of
which is hereby acknowledged. The undersigned agrees to have its custodians
make payment for, and receive said Shares, on           , 1997, at $     per
Share to The First National Bank of Boston, the Subscription Agent, by wire transfer of funds via The Depository Trust Company ("DTC") I.D. System or Delivery Versus-Payment System, at the option of the undersigned.

  The undersigned represents and warrants that it has full power and authority to subscribe for the Shares pursuant to this Subscription Form on behalf of each person, organization or institution listed on the attached Subscription Form Addendum.

  The undersigned understands and recognizes that:

    (a) this subscription may be accepted or rejected in whole or in part by ATLANTIC, in its sole and absolute discretion;

    (b) final allocations or notices of rejection will be transmitted to
    the undersigned by ATLANTIC on             , 1997;
    (c) trades will be confirmed on or after             , 1997 for
    settlement on             , 1997.

  The undersigned is a (check one):   U.S. Citizen   Resident Alien   Non-
Resident Alien (Country of Residence  )

  If the undersigned is a Non-Resident Alien, the undersigned certifies under penalties of perjury, for purposes of backup withholding, that the undersigned is not a U.S. Resident Alien and that the undersigned is a "exempt foreign person" as defined under United States Department of Internal Revenue regulations.

  This Subscription Form and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland.

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Total Shares Subscribed For: ________     Name of Subscriber


Total Purchase Price: $ _____________     -------------------------------------
                                          Authorized Signature
(Total Shares X $     )

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                                          Print Name

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                                          Date

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                                          Address

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                                          Telephone Number

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                                          Fax Number

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                                          Social Security Number